UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report May 12, 2005

Commission File Number 000-27261

CH2M HILL RETIREMENT AND
TAX-DEFERRED SAVINGS PLAN
9191 South Jamaica Street
Englewood, Colorado 80112

(Full title and address of the plan)

CH2M HILL COMPANIES, LTD.

9191 South Jamaica Street
Englewood, Colorado 80112

(Name of issuer of the security held
pursuant to the plan and the
address of its principal executive office)

Oregon	93-0549963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Change in Registrant’s Certifying Accountant.

On May 12, 2005, CH2M HILL Companies, Ltd., (CH2M HILL) appointed Ehrhardt Keefe Steiner & Hottman PC (EKS&H) as registered independent public accounting firm to audit the CH2M HILL Retirement and Tax-Deferred Savings Plan (the Plan) financial statements for the year ended December 31, 2004. CH2M HILL approved the terms of their engagement for the audit. EKS&H will replace KPMG LLP (KPMG), which audited the Plan’s financial statements for 2003.

In connection with KPMG’s audits of the Plan as of December 31, 2003 and 2002 and for the year ended December 31, 2003 and through the date of CH2M HILL’s action dismissing KPMG, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to KPMG’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports for such years.

KPMG’s audit reports on the Plan’s financial statements for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the last two fiscal years, and through the date of CH2M HILL’s action appointing EKS&H, neither CH2M HILL or the Plan consulted with EKS&H regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

During 2004 and 2003, and through the date of CH2M HILL’s action dismissing KPMG as the Plan's certifying accountant, there have been no “reportable events” related to the Plan as described in Item 304(a)(1)(v) of Regulation S-K.

CH2M HILL has provided KPMG with a copy of this report and has requested in writing that KPMG provide a letter addressed to the Securities and Exchange Commission stating whether or not KPMG agrees with the above statements. CH2M HILL has received the requested letter from KPMG and has filed it as Exhibit 16.1 herewith.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits. The following exhibit accompanies this report:

Exhibit 16.1 Letter from KPMG LLP

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: May 12, 2005	By:	/s/ Samuel H. Iapalucci
Samuel H. Iapalucci

	Its:	Acting Chief Executive Officer, Executive Vice President and Chief Financial Officer